EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Reports First Quarter Results

Management Reiterates 2003 Earnings Guidance

CONCORD, NEW HAMPSHIRE, April 30, 2003 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) today announced financial results for the first quarter of 2003.

For the three months ended March 31, 2003, revenue declined to $10,589,000 from $12,162,000 for the first quarter of 2002, primarily due to this year's unusually severe winter weather. The net loss was $4,881,000, or $0.68 per share on 7,186,000 basic and diluted shares outstanding. This compares to a net loss before the changes in accounting principles relating to goodwill impairmentand quarry inventory valuation for last year's first quarter of $3,725,000, or $0.47 per share on 7,847,000 basic and diluted shares outstanding. After the charges for changes in accounting principles of $28,710,000, the net loss for the first quarter of 2002 was $32,435,000, or $4.13 per share.

The number of shares outstanding declined because the Company repurchased 676,200 shares of its common stock between August 5, 2002 and January 6, 2003, collectively representing 8.7% of the shares outstanding as of March 31, 2002.

Operations Review

Manufacturing Division revenue rose to $3,579,000 from $3,419,000 last year, and operating income increased to $36,000 from a loss of $453,000. Crafting of the Atlantic and Pacific Memorial Arches for the World War II Memorial now under construction at the Mall in Washington, DC. contributed to these gains. Operating income for the Cemetery Division was $42,000 for the 2003 first quarter versus $68,000 last year on revenue of approximately $1,000,000 for both periods.

Quarry Division revenue declined to $2,897,000 from $4,220,000 last year, as this winter's unusually heavy snowfalls extended normal seasonal shut-downs by a number of weeks at several of the company's quarries. The division's operating loss was $1,989,000 versus operating income of $88,000 for last year's first quarter.

Chairman and Chief Executive Officer Kurt Swenson noted that the prolonged winter also affected traffic at the company's retail operations. "Although Retail Division revenue declined to $3,138,000 from $3,515,000 last year, the operating loss narrowed to $3,118,000 from $3,241,000. The reason is that gross margin improved by 600 basis points to 39%, and SG&A expenses declined slightly. These are encouraging signs that our retail management team is moving this business in the right direction. We remain confident that our retail operations will deliver a solid performance for the year," he said.

Management Reiterates 2003 Earnings Guidance

Swenson said that the Company continues to expect revenue for 2003 in the range of $94 million to $96 million and net income in the range of $0.65 to $0.70 per diluted share.

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Rock of Ages Reports First Quarter Results
April 30, 2003
Page Two

Conference Call

Rock of Ages has scheduled a conference call today at 11:00 AM ET. A live Webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor.A Webcast replay will be available after 1:00 PM ET at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #21142489, after 1:00 PM ET.

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

ROCK OF AGES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)(Unaudited)

	Three Months Ended
	March 31,
	2003	2002
Net revenues:
Quarrying	$ 2,897	$ 4,220
Manufacturing	3,579	3,419
Retailing	3,138	3,515
Cemeteries	975	1,008

Total net revenues	10,589	12,162

Gross profit:
Quarrying	(660)	839
Manufacturing	873	317
Retailing	1,224	1,157
Cemeteries	392	407

Total gross profit	1,829	2,720

Selling, general and administrative expenses
Quarrying	1,329	751
Manufacturing	837	770
Retailing	4,342	4,398
Cemeteries	350	339

Total SG&A expenses	6,858	6,258

Divisional operating income
Quarrying	(1,989)	88
Manufacturing	36	(453)
Retailing	(3,118)	(3,241)
Cemeteries	42	68

Divisional operating income	(5,029)	(3,538)

Unallocated corporate overhead	1,246	1,196

Earnings before interest and taxes	(6,275)	(4,734)
Interest expense	149	175

Income (Loss) from operations	(6,424)	(4,909)
Income tax (benefit)	(1,543)	(1,184)

Income (Loss) before change in accounting principle	(4,881)	(3,725)
Cumulative effect in prior years of changes in accounting principles, net	--	(28,710)

Net Income	$ (4,881)	$(32,435)

Per share information:
Net Income -basic
Income before cumulative effects of changes in accounting principles	$ (0.68)	$ (0.47)
Cumulative effect of change in accounting principle	0.00	(3.66)

Net loss - basic	$ (0.68)	$ (4.13)

Net Income -diluted
Income before cumulative effects of changes in accounting principles	$ (0.68)	$ (0.47)
Cumulative effect of change in accounting principle	0.00	(3.66)

Net loss - diluted	$ (0.68)	$ (4.13)

Weighted average number of common shares outstanding - basic	7,186	7,847
Weighted average number of common shares outstanding - diluted	7,186	7,847

ROCK OF AGES CORPORATION
COMPARATIVE BALANCE SHEET
(US $ IN THOUSANDS)

	Mar. 31,	Dec. 31,
	2003	2002
ASSETS	(unaudited)	(audited)
CURRENT ASSETS
Cash & Cash Equivalents	$ 1,000	$ 6,185
Trade Receivables	13,385	17,671
Inventories	23,076	21,654
Other Current Assets	7,173	5,198
TOTAL CURRENT ASSETS	44,634	50,708

OTHER ASSETS
C.S.V. Life Insurance	742	766
Other Intangibles	833	878
Deferred Tax Assets - Long Term	6,249	6,249
Prearranged Receivables	14,040	14,013
Intangible Pension Asset	1,136	1,136
Cemetery Property	6,018	6,056
Other	2,193	2,106

TOTAL OTHER ASSETS	31,212	31,204

FIXED ASSETS
Property and Equipment	70,671	69,328
Less Accumulated Depreciation	26,332	25,406

NET FIXED ASSETS	44,339	43,921

TOTAL ASSETS	$ 120,185	$ 125,834

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Borrowings under Line of Credit	$ 4,854	$ 4,385
Current Portion LTD	200	205
Deferred Compensation Payable	326	324
Accounts Payable	1,573	1,966
Accrued Expenses	3,527	5,001
Customer Deposits	10,189	7,318

TOTAL CURRENT LIABILITIES	20,669	19,200

Long-Term Debt, Excluding Current Portion	12,819	12,832
Deferred Compensation	4,704	4,649
Prearranged Deferred Revenue	21,661	21,845
Accrued Pension Cost	2,716	2,691
Other Liabilities	2,076	1,970

TOTAL LIABILITIES	64,645	63,188

STOCKHOLDERS' EQUITY
Common Stock	72	77
Additional Paid In Capital	65,904	68,574
Retained Earnings	(8,323)	(3,442)
Cumulative Translation Adjustment	(2,113)	(2,563)

TOTAL EQUITY	55,540	62,645

TOTAL LIABILITIES & EQUITY	$ 120,185	$ 125,834

Exhibit 99.2

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Announces Strike at Vermont Plant

CONCORD, NEW HAMPSHIRE, April 29, 2003 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) today announced that members of Local 4 of the United States Steelworkers Union employed in its Barre, Vermont manufacturing plant, one of three bargaining units representing its Vermont employees, rejected the Company's final settlement offer for a new three-year contract over the weekend and went on strike yesterday. All other union employees in the Company's two other bargaining units in Barre, quarry workers represented by the Steelworkers Union and employees in the Barre plant represented by the Granite Cutters Association, both ratified new three-year contracts with the Company.

Michael B. Tule, Vice President and General Counsel, said the terms of the proposed contract rejected by the plant Steelworkers were the same in all material respects as those accepted by the other two bargaining units. Top Company operating officers met with representatives of the striking bargaining unit for almost three hours yesterday. Tule said these officers were not optimistic as a result of the meeting.

The plant Steelworkers have established picket lines at the Company's Barre plant and its quarries in Barre and Bethel, Vermont. The Company intends to provide work to those union members who report to work, and to take all other appropriate steps as may be required to minimize the economic impact of the strike on the Company and on the very large number of Company employees outside of the striking bargaining unit. The striking plant Steelworkers represent only 4% of the Company's total North American work force, 13% of the Company's total Vermont workforce, and 17% of the Company's union work force in Vermont.

 About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

 Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.